Exhibit No. 28(a)(7)

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

NEW ALTERNATIVES FUND, INC.

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

IT IS HEREBY CERTIFIED THAT:

1.             The name of the corporation is:

NEW ALTERNATIVES FUND, INC.

2.             The certificate of incorporation was filed by the Department of State on the 1st day of January, 1978, under the original name:

The Solar Fund, Inc.

3.             The certificate of incorporation is hereby amended to effect the following change:

To amend Paragraph (4) which sets forth the stock structure of the corporation.  The corporation is currently authorized to issue 2,000,000 shares at $1.00 par value.  The corporation shall add 6,000,000 new shares at $1.00 par value.  Paragraph (4) shall now read as follows:

(4)           The aggregate number of shares which the corporation shall have authority to issue is:  8,000,000 shares at $1.00 par value.

4.           The amendment to the certificate of incorporation was authorized first by the board of directors and then by vote of a majority of all outstanding shares entitled to vote thereon.

IN WITNESS WHEREOF, the undersigned hereby affirms that the statements made herein are made under the penalties of perjury.

/s/ David J. Schoenwald	/s/ Maurice L. Schoenwald
David J. Schoenwald	Maurice L. Schoenwald
President	Secretary

Dated:  9/30/93   Great Neck, NY

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

NEW ALTERNATIVES FUND, INC.

Filed by:

SCHOENWALD & SCHOENWALD

295 Northern Boulevard
Great Neck, NY  11021